             As filed with the Securities and Exchange Commission
                             on February 13, 1998

                                         Registration No. 333-_____
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          BANYAN SYSTEMS INCORPORATED
            (Exact Name of Registrant as Specified in Its Charter)

                                 MASSACHUSETTS
        (State or Other Jurisdiction of Incorporation or Organization)

                                  04-2798394
                    (I.R.S. Employer Identification Number)


120 FLANDERS ROAD, WESTBORO, MASSACHUSETTS                         01581
 (Address of Principal Executive Offices)                       (Zip Code)

                              COMMON STOCK AWARD
                           (Full Title of the Plan)

                             MARK G. BORDEN, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                    (Name and Address of Agent for Service)

                                (617) 526-6000
         (Telephone Number, Including Area Code, of Agent for Service)



===============================================================================
                        CALCULATION OF REGISTRATION FEE
===============================================================================

     Title Of           Amount        Proposed      Proposed       Amount Of
    Securities          To Be         Maximum       Maximum      Registration
      To Be           Registered     Offering      Aggregate          Fee
    Registered                       Price Per      Offering
                                       Share          Price
------------------------------------------------------------------------------
 Common Stock      160,000 shares      $3.47(1)     $555,200(1)       $164
$0.01 par value
==============================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on February 6, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.
===============================================================================

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I of Form S-8 is included in documents sent or given to the recipient of the Common Stock Award from Banyan Systems Incorporated (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The information required by Part I of Form S-3 relating to the 160,000 restricted securities registered hereunder for resale pursuant to General Instruction C of Form S-8 is included in the Reoffer Prospectus filed together with this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference
               ---------------------------------------

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in a Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities
              -------------------------

          Not applicable.

     Item 5.   Interests of Named Experts and Counsel
               --------------------------------------

          Not applicable.


     Item 6.   Indemnification
               ---------------

          Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Second Amended and Restated Articles of Organization the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Second Amended and Restated Articles of Organization indemnifies directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant.

          The Registrant's Second Amended and Restated Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Registrant determines, by clear and convincing evidence, that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, the stockholders, or a court of competent jurisdiction. The Board of Directors shall authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

          The Registrant's Second Amended and Restated Articles of Organization also provide that, in the event of a determination by the Registrant that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Registrant's Second Amended and Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director of officer is not entitled to full indemnification.

          Article 6 of the Registrant's Second Amended and Restated Articles of Organization also eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

          The Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

     Item 7.   Exemption from Registration Claimed
               -----------------------------------

          One Hundred Sixty Thousand (160,000) shares of Common Stock covered by this Registration Statement are being reoffered for resale by a selling stockholder. Such shares were issued to the selling stockholder by the Registrant in reliance on (S) 4(2) of the Securities Act relating to sales by an issuer not involving a public offering. The selling stockholder holds a position with the Registrant that would afford him access to or disclosure of the same type of information about the Registrant that a registration statement would disclose. The selling stockholder represented his intention to acquire such shares for investment only and not with a view to distribution thereof, and an appropriate legend was affixed to the stock certificate issued to him.

     Item 8.   Exhibits
               --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.   Undertakings
               ------------

          1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westboro, Commonwealth of Massachusetts on this 13th day of February, 1998.


                                       BANYAN SYSTEMS INCORPORATED



                                       By: /s/ William P. Ferry
                                           --------------------
                                           William P. Ferry
                                           President and
                                           Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Banyan Systems Incorporated, hereby severally constitute William P. Ferry, Richard M. Spaulding and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Banyan Systems Incorporated to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                Title                           Date
     ---------                -----                           ----
/s/ William P. Ferry          President, Chief Executive     February 13, 1998
----------------------------
William P. Ferry              Officer and Director
                              (Principal
                              Executive Officer)


/s/ Richard M. Spaulding      Vice President, Finance        February 13, 1998
----------------------------
Richard M. Spaulding          and Chief Financial
                              Officer (Principal Financial
                              Officer and Principal
                              Accounting Officer)


/s/ G. Leonard Baker, Jr.     Director                       February 13, 1998
----------------------------
G. Leonard Baker, Jr.

/s/ John F. Burton            Director                       February 13, 1998
----------------------------
John F. Burton

/s/ A. Peter Hamilton         Director                       February 13, 1998
----------------------------
A. Peter Hamilton

/s/ David C. Mahoney          Director                       February 13, 1998
----------------------------
David C. Mahoney

/s/ Fontaine K. Richardson    Director                       February 13, 1998
----------------------------
Fontaine K. Richardson

/s/ David N. Strohm           Director                       February 13, 1998
----------------------------
David N. Strohm

REOFFER
PROSPECTUS
----------
                          BANYAN SYSTEMS INCORPORATED
                               120 Flanders Road
                         Westboro, Massachusetts 01581
                           Telephone: (508) 898-1000

                         160,000 SHARES OF COMMON STOCK
                          ($0.01 par value per share)

                               COMMON STOCK AWARD
                      -----------------------------------

     The shares of common stock, $0.01 par value per share (the "Common Stock"), of Banyan Systems Incorporated (the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, for the account of a certain stockholder of the Company (the "Selling Stockholder"). The shares of Common Stock covered by this Prospectus (the "Shares") were issued to the Selling Stockholder in connection with a written employment agreement between the Selling Stockholder and the Company. This Prospectus also covers such additional shares that may be issuable with respect to the Shares in the event of any stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
               STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Selling Stockholder has advised the Company that he proposes to offer, from time to time, all or part of the shares of Common Stock on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at such prices and on such terms as may be obtainable and satisfactory to the Selling Stockholder. No underwriting discounts or commissions will be paid other than normal brokerage commissions and fees which will be payable by the Selling Stockholder. No sales or distributions other than as described herein will be effected until this Prospectus shall have been appropriately amended or supplemented. See "SELLING STOCKHOLDER."

     SEE "RISK FACTORS" COMMENCING ON PAGE 1 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

     The date of this Prospectus is February 13, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents may be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. and at the public reference facilities in the Commission's Regional Offices located at: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such documents may also be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Company. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "BNYN."
                      ------------------------------------

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the contents of any agreement or other document referred to are not necessarily complete. Where such agreement or other document is an exhibit to the Registration Statement registering the shares offered under this Plan, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.
                      ------------------------------------

     The Company hereby undertakes to provide, without charge, upon written or oral request of any person, including a beneficial owner, to whom this Prospectus is delivered, a copy of any and all documents incorporated by reference in this Prospectus (not including exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such information should be addressed to Banyan Systems Incorporated, Attention: Treasurer, 120 Flanders Road, Westboro, Massachusetts 01581, telephone (508) 898-1000.
                      -----------------------------------

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offering described herein, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any other person deemed to be an underwriter. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as of which information is set forth herein.
                      -----------------------------------

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such offer or solicitation.
                          ----------------------------

                               TABLE OF CONTENTS


                                                            Page
                                                            ----


RISK FACTORS.....................................             1

THE COMPANY......................................             2

USE OF PROCEEDS..................................             2

SELLING STOCKHOLDER..............................             2

PLAN OF DISTRIBUTION.............................             3

LEGAL MATTERS....................................             3

INDEMNIFICATION..................................             3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..             5


                                  RISK FACTORS

     In addition to the other information contained in this Reoffer Prospectus and the information incorporated herein by reference, the following factors should be considered carefully by potential investors in evaluating Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), and the Company's business before investing in the Company's Common Stock, $0.01 par value per share (the "Common Stock") offered hereby.

     Dependence Upon Existing Customers; Need to Expand Customer Base.  In a
     ----------------------------------------------------------------
majority of the Company's product sales were to existing customers for upgrade or expansion of their networks. The Company's results will depend on its ability both to continue to sell products for use in networks of existing customers and to attract new customers for the Company's products. In addition, in 1997, the Company experienced extended selling cycles due to an increase in multi-year customer agreements and to longer evaluation of operating systems and hardware platforms by potential customers. The Company expects that extended selling cycles will continue to affect the Company's operating results for the foreseeable future.

     Dependence Upon Technological Advancement; Market Introduction and
     ------------------------------------------------------------------
Acceptance of Products.  The Company's results are partially dependent on its
----------------------
ability to enhance existing products and introduce new products on a timely basis, and to achieve market acceptance for such products. In September 1996, the Company introduced StreetTalk for Windows NT, which integrates the Windows NT operating system into a VINES network. In June 1997, the Company introduced StreetTalk for Windows NT 7.5 which provides for improved support for TCP/IP standards. Failure of these products to achieve market acceptance could have a material adverse effect on the Company's future results of operations.

     Limited History as an Internet Product Provider.  The Company has invested
     -----------------------------------------------
significant resources to develop products and services to bring the Company's directory and messaging capabilities to Internet users. In 1996, the Company introduced Switchboard, a directory service for Internet users. The Company has limited experience in developing or selling products for the Internet and the success of the Company will depend in part on its ability to enter into strategic alliances with other Internet providers. Any delay in developing additional or enhanced products and services for the Internet or failure of its Internet products and services to achieve market acceptance could have a material adverse effect on the Company's future results of operations.

     Competition.  The markets for the Company's products are highly competitive
     -----------
and characterized by rapidly changing technology. There can be no assurance that current or potential competitors will not introduce products that offer performance or other features that are more attractive than those of the Company's products. Many of the Company's competitors have greater name recognition, larger installed bases and greater financial resources than the Company and therefore may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. Other factors that may affect the Company's future operating results include its ability to expand its international sales, its dependence on indirect reseller channels, declines in purchases by any major reseller, and fluctuations in currency exchange rates.

     Operational Reorganization.  In 1996, the Company announced a
     --------------------------
reorganization of its operations, including the search for a new president and chief executive officer and a reduction of approximately 15% of its work force. The Company also reduced worldwide channel inventories of its distribution partners by approximately $9.0 million in the quarter ended December 31, 1996, which contributed to a decline in software revenues and a net operating loss in the quarter ended December 31, 1996. In the second quarter of 1997, following the hiring of the new president and chief executive officer, the Company announced a further reorganization of its operations. As a result of this reorganization the Company recorded net pre-tax restructuring and other charges of approximately $8.0 million in the year ended December 31, 1997. The restructuring and other charges provided for severance costs related to the reduction of approximately 22% of the Company's workforce and costs related to facility and product line consolidations. There can be no assurance the reorganization will be successful or will not have an adverse effect on the Company. In addition, the Company's future success will depend on its ability to retain its key employees and attract new employees, and there can be no assurance it will be able to do so.

                                  THE COMPANY

     The Company is the issuer of the shares of Common Stock covered by this Prospectus (the "Shares"). The Company's principal executive offices are located at 120 Flanders Road, Westboro, Massachusetts 01581 and its telephone number is (508) 898-1000.

                                USE OF PROCEEDS

     The Company will not realize any of the proceeds from the sale of the Shares by the Selling Stockholder.

                              SELLING STOCKHOLDER

     The following table sets forth the name of the Selling Stockholder, the nature of all positions which he has had within the past three years with the Company, the number of shares of Common Stock beneficially owned by him as of January 31, 1998, the number of Shares offered hereby and the number and percentage of shares of Common Stock to be owned by him after the completion of this offering:

                                                                   Number /
                         Number of Shares                       Percentage of
                         of Common Stock        Shares of        Common Stock
                          Beneficially            Common         Beneficially
                           Owned as of        Stock Offered    Owned After the
   Name and Title       January 31, 1998         Hereby            Offering
   --------------       ----------------         ------            --------
William P. Ferry(1)          430,829(2)          160,000         270,829 / 1.54%

__________________

(1) Mr. Ferry currently serves as President and Chief Executive Officer of the Company. He assumed this position on February 19, 1997. Mr. Ferry is also currently Chairman of the Company's Board of Directors, having been elected a director on February 27, 1997 and Chairman on October 21, 1997.

(2) Includes 270,829 shares of Common Stock issuable within 60 days of January 31, 1998 upon the exercise of stock options held by Mr. Ferry.

                              PLAN OF DISTRIBUTION

     The Shares may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder has advised the Company that he proposes to offer and sell, from time to time, all or part of the Shares on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at such prices and on such other terms as may be obtainable and satisfactory to the Selling Stockholder. No underwriting discounts or commissions will be paid other than normal brokerage commission and fees which will be payable by the Selling Stockholder. No sales or distributions other than as described herein will be effected until this Prospectus shall have been appropriately amended or supplemented. The Common Stock is traded on the Nasdaq National Market. The Company has been advised by the Selling Stockholder that he has not, as of the date hereof, made any arrangements relating to the distribution of the Shares.

                                 LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for the Company by Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.


                                INDEMNIFICATION

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Second Amended and Restated Articles of Organization the Company has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Company's Second Amended and Restated Articles of Organization indemnifies directors and officers of the Company against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Company, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Company. Under this provision, a director or officer of the Company shall be indemnified by the Company for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company.

     The Company's Second Amended and Restated Articles of Organization establishes the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Company determines, by clear and convincing evidence, that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, the stockholders, or a court of competent jurisdiction. The Board of Directors shall authorize advancing litigation expenses to a director or officer at his or her request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     The Company's Second Amended and Restated Articles of Organization also provide that, in the event or determination by the Company that a director or officer did not meet the standard of conduct required for indemnification, or if the Company fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Company's Second Amended and Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director or officer is not entitled to full indemnification.

     Article 6 of the Company's Second Amended and Restated Articles of Organization also eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

     The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which are filed with the Commission, are incorporated in this Prospectus by reference:

     (1) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3) The Company's Registration Statement on Form 8-A dated August 6, 1992 registering the Common Stock under Section 12(g) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number              Description
-------             -----------

   4 (1)       Specimen Certificate for shares of Common Stock of the Registrant

   5           Opinion of Hale and Dorr LLP

  23.1         Consent of Hale and Dorr LLP (included in Exhibit 5)

  23.2         Consent of Coopers & Lybrand L.L.P.

  24 Power of Attorney (included on the signature page of this Registration Statement)


-------

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-49194).